UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 2, 2015, NeoPhotonics Corporation (the “Company”) entered into a letter agreement with Open Joint Stock Company “RUSNANO” (“Rusnano”) relating to the Rights Agreement between the parties dated April 27, 2012.  Section 6(e)(iii) of the Rights Agreement previously provided that if the Company and its Russian subsidiary do not achieve certain investment and commercial milestones by March 31, 2015, the Company would owe a $5,000,000 penalty to Rusnano.  The Company and Rusnano have agreed to extend such deadline to June 30, 2015, in light of ongoing discussions between the parties regarding the Company’s long-term business plan in Russia and its expected investments and capital expenditures over the next five years.

The foregoing description of the letter agreement is qualified in its entirety by reference to the full text of the letter agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 3, 2015, the Company issued a press release regarding the Company’s financial results for the fourth quarter and fiscal year ended December 31, 2014. A copy of the Company’s press release is furnished and attached as Exhibit 99.1 to this Form 8-K.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release issued by NeoPhotonics Corporation on March 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2015	NEOPHOTONICS CORPORATION

	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release issued by NeoPhotonics Corporation on March 3, 2015.

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